                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
General Growth Properties, Inc.:

      We consent to the incorporation by reference in the registration statement on Form S-3 of General Growth Properties, Inc. of our report dated February 2, 2004, with respect to the consolidated balance sheets of GGP/Homart, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and our report dated February 2, 2004, with respect to the consolidated balance sheets of GGP/Homart II L.L.C. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income and comprehensive income, members' capital and cash flows for each of the years in the three-year period ended December 31, 2003, which reports appear in the December 31, 2003 annual report on Form 10-K of General Growth Properties, Inc.

      Our report refer to a change in the method of accounting for intangible assets in 2002.

/s/  KPMG LLP

Chicago, Illinois
May 19, 2004